UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010 (July 27, 2010)

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-56857	39-1927923
DELAWARE	333-56857-01	39-1928505
DELAWARE	333-56857-02	52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2010, Shael J. Dolman resigned from the Board of Directors of ALH Holding Inc. (“ALH”), including his position as Chairman. In connection with his resignation, Mr. Dolman was removed as President of ALH and as President of Alliance Laundry Corporation (“ALC”), a wholly-owned indirect subsidiary of ALH, effective July 30, 2010.

On July 30, 2010, Steve Faraone, 36, was elected to, and designated Chairman of, the Board of ALH and elected to the Board of ALC. Mr. Faraone is a Vice President at Teachers’ Private Capital, the private equity arm of Ontario Teachers’ Pension Plan Board (“OTPP”). Mr. Faraone joined OTPP in 2002. As of December 31, 2009, approximately 90.0% of the capital stock of ALH was owned by OTPP. Prior to joining Teachers’ Private Capital, Mr. Faraone spent two years with BMO Nesbitt Burns Equity Partners, the private equity arm of the Bank of Montreal. Mr. Faraone currently serves on the boards of directors of GCAN Insurance Company and Canada Guaranty Mortgage Insurance Company. A CFA charterholder, he received a Bachelor of Commerce (Honors Finance) from the University of British Columbia, has completed the Advanced Executive Program at the Kellogg School of Management at Northwestern University, and is a graduate of the Institute of Corporate Directors. As a result of these and other professional experiences, Mr. Faraone possesses particular knowledge and experience in finance and capital structure and board practices of other major corporations that strengthen the collective qualifications, skills and experience of the Boards of Directors of ALH and ALC.

Mr. Faraone has also been appointed as a member of the Audit and Compensation Committees of the Board of Directors of ALH.

Also on July 30, 2010, Thomas L’Esperance, 62, was appointed as President of ALH. In addition, his title as Chief Executive Officer and Co-President of ALC was changed to Chief Executive Officer and President. Mr. L’Esperance has been a member of the Board of Directors of ALH since January 27, 2005. He has been Chief Executive Officer and/or President of Alliance Laundry Holdings LLC (“Holdings”), Alliance Laundry Systems LLC (“Alliance Laundry”) and ALC since 1998. Mr. L’Esperance served as president for Caloric Corporation and Amana Home Appliances. Prior to that time, Mr. L’Esperance held several executive management positions with Raytheon. Mr. L’Esperance was a board member of Remington Arms from November 2004 through June 2007.

In addition, on July 30, 2010, Nicole T. Musicco, 36, was elected to the Board of Directors of ALC. Ms. Musicco has been a member of the Board of Directors of ALH since March 16, 2009. She is a Director at Teachers’ Private Capital, the private equity arm of OTPP. As of December 31, 2009, approximately 90.0% of the capital stock of ALH was owned by OTPP. Prior to joining Teachers’ Private Capital, Ms. Musicco worked in Corporate Finance at Citigroup. Ms. Musicco graduated from the HBA and MBA programs at the Richard Ivey School of Business, and from the B.Sc. Kinesiology program at the University of Western Ontario. As a result of these and other professional experiences, Ms. Musicco possesses particular knowledge and experience in finance and capital structure that strengthen the collective qualifications, skills, and experience of the Board of Directors of ALC.

Alliance Laundry is wholly-owned by Holdings and Holdings is indirectly wholly-owned by ALH. As limited liability companies, neither Alliance Laundry nor Holdings has a board of directors and neither entity has a board of managers. The ultimate function of a board of directors for both Alliance Laundry and Holdings is fulfilled by the Board of ALH. ALC is a wholly-owned subsidiary of Alliance Laundry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC
(Registrant)

/S/ THOMAS L’ESPERANCE
Date: August 2, 2010	Name:	Thomas L’Esperance
	Title:	Chief Executive Officer

/S/ BRUCE P. ROUNDS
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION
(Registrant)

/S/ THOMAS L’ESPERANCE
Date: August 2, 2010	Name:	Thomas L’Esperance
	Title:	Chief Executive Officer

/S/ BRUCE P. ROUNDS
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer

ALLIANCE LAUNDRY HOLDINGS LLC
(Registrant)

/S/ THOMAS L’ESPERANCE
Date: August 2, 2010	Name:	Thomas L’Esperance
	Title:	Chief Executive Officer

/S/ BRUCE P. ROUNDS
	Name:	Bruce P. Rounds
	Title:	Vice President Chief Financial Officer